UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012 (June 27, 2012)

BIONEUTRAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-149235	26-0745273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 400, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 285-3373

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2012, Mr. Michael D. Francis was appointed as a director of the Company to fill a vacancy.  Mr. Francis is a principal stockholder of the Company.  He has agreed to serve on the Board without compensation except that we will be reimbursed for any expenses incurred on behalf of the Company.

Throughout his career, Mr. Francis has held numerous board appointments within the health care industry. From 1978 to present, he has been Director of the Daughters of Israel Geriatric Center, and held former posts as its Treasurer, President and Vice President.  Previously, Mr. Francis was Chairman of Board for the following organizations: Newark Beth Israel Medical Center from 1980 to 1998; United Way of Essex and West Hudson from 1986 to 1990; and Beth Health Care Foundation from 1988 to 1999. His executive management experience includes Chairman and CEO of the Planned Companies from 1989 to 2008 and President of All State Cleaning Contractors from 1971 to 1985. He was CEO of Atlantic Building Maintenance Corp. from 1971 to 1985, where he was responsible for managing the aforementioned companies, providing multifaceted building maintenance services with in excess of 1,000 employees.   Mr. Francis was responsible for executing the Sale of both Planned Companies and Atlantic Building Maintenance Company in multi-million dollar transactions.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2012	BIONEUTRAL GROUP, INC.

By: /s/ Andrew Kielbania
Name: Andrew Kielbania
Title: Interim Chief Executive Officer